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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT
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

                                                                                Settlement Date                          5/31/2003
                                                                                Determination Date                       6/11/2003
                                                                                Distribution Date                        6/16/2003


I.      All Payments on the Contracts                                                                                 1,576,953.49
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              15,691.67
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        11,493.17
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               1,029.49
VIII.   Transfers to the Pay-Ahead Account                                                                               (2,235.00)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (1.11)
X.      Deposits in error                                                                                                     0.00
               Total available amount in Collection Account                                                          $1,602,931.71
                                                                                                                     =============

DISTRIBUTION AMOUNTS                                                                   Cost per $1000
--------------------------------------------                                          ----------------

1.    (a) Class A-1 Note Interest Distribution                                                                 0.00
      (b) Class A-1 Note Principal Distribution                                                                0.00
          Aggregate Class A-1 Note Distribution                                          0.00000000                            0.00

2.    (a) Class A-2 Note Interest Distribution                                                                 0.00
      (b) Class A-2 Note Principal Distribution                                                                0.00
          Aggregate Class A-2 Note Distribution                                           0.00000000                           0.00

3.    (a) Class A-3 Note Interest Distribution                                                                 0.00
      (b) Class A-3 Note Principal Distribution                                                                0.00
          Aggregate Class A-3 Note Distribution                                           0.00000000                           0.00

4.    (a) Class A-4 Note Interest Distribution                                                                 0.00
      (b) Class A-4 Note Principal Distribution                                                                0.00
          Aggregate Class A-4 Note Distribution                                           0.00000000                           0.00

5.    (a) Class A-5 Note Interest Distribution                                                                 0.00
      (b) Class A-5 Note Principal Distribution                                                                0.00
          Aggregate Class A-5 Note Distribution                                           0.00000000                           0.00

6.    (a) Class A-6 Note Interest Distribution                                             12,383.97
      (b) Class A-6 Note Principal Distribution                                         1,346,806.71
          Aggregate Class A-6 Note Distribution                                          57.34981772                   1,359,190.68

7.    (a) Class B Note Interest Distribution                                               59,285.00
      (b) Class B Note Principal Distribution                                                   0.00
          Aggregate Class B Note Distribution                                             5.56666667                      59,285.00

8.    (a) Class C Note Interest Distribution                                               98,822.83
      (b) Class C Note Principal Distribution                                                   0.00
          Aggregate Class C Note Distribution                                             5.70833312                      98,822.83

9.    Servicer Payment
      (a) Servicing Fee                                                                    12,603.46
      (b) Reimbursement of prior Monthly Advances                                          38,961.51
               Total Servicer Payment                                                                                     51,564.97

10.  Deposits to the Reserve Account                                                                                      34,068.23

               Total Distribution Amount from Collection Account                                                      $1,602,931.71
                                                                                                                      =============

Reserve Account distributions to Sellers

      (a) Amounts to the Sellers (Chase USA) from Excess Collections                                      19,026.84
      (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                           18,575.61
      (c) Distribution from the Reserve Account to the Sellers(Chase USA)                                      0.00
      (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                           0.00
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                 37,602.45
                                                                                                                      =============

Payahead Account distributions to Sellers
      (a) Distribution from the Payahead Account to the Sellers(Chase USA)                                     0.56
      (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                          0.55
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                      1.11
                                                                                                                      =============
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

                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                             0.00
        (b) Class A-2 Notes    @            6.028%                                                             0.00
        (c) Class A-3 Notes    @            6.140%                                                             0.00
        (d) Class A-4 Notes    @            6.250%                                                             0.00
        (e) Class A-5 Notes    @            6.420%                                                             0.00
        (f) Class A-6 Notes    @            6.500%                                                        12,383.97
                     Aggregate Interest on Class A Notes                                                                  12,383.97
        (g) Class B Notes @                 6.680%                                                                        59,285.00
        (h) Class C Notes @                 6.850%                                                                        98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                    0.00
        (b) Class A-2 Notes                                                                                    0.00
        (c) Class A-3 Notes                                                                                    0.00
        (d) Class A-4 Notes                                                                                    0.00
        (e) Class A-5 Notes                                                                                    0.00
        (f) Class A-6 Notes                                                                                    0.00
        (g) Class B Notes                                                                                      0.00
        (h) Class C Notes                                                                                      0.00

3.   Total Distribution of Interest                                                    Cost per $1000
                                                                                      ----------------
        (a) Class A-1 Notes                                                              0.00000000            0.00
        (b) Class A-2 Notes                                                              0.00000000            0.00
        (c) Class A-3 Notes                                                              0.00000000            0.00
        (d) Class A-4 Notes                                                              0.00000000            0.00
        (e) Class A-5 Notes                                                              0.00000000            0.00
        (f) Class A-6 Notes                                                              0.52253038       12,383.97
                     Total Aggregate Interest on Class A Notes                                                            12,383.97
        (g) Class B Notes                                                                5.56666667                       59,285.00
        (h) Class C Notes                                                                5.70833312                       98,822.83


                 PRINCIPAL
--------------------------------------------

                                                                                    No. of Contracts
                                                                                    ----------------
1.   Amount of Stated Principal Collected                                                                367,480.81
2.   Amount of Principal Prepayment Collected                                                 70         970,105.21
3.   Amount of Liquidated Contract                                                            2            9,220.69
4.   Amount of Repurchased Contract                                                           0                0.00

       Total Formula Principal Distribution Amount                                                                     1,346,806.71

5. Principal Balance before giving effect to Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                               0.0000000            0.00
        (b) Class A-2 Notes                                                                               0.0000000            0.00
        (c) Class A-3 Notes                                                                               0.0000000            0.00
        (d) Class A-4 Notes                                                                               0.0000000            0.00
        (e) Class A-5 Notes                                                                               0.0000000            0.00
        (f) Class A-6 Notes                                                                               0.0964671    2,286,270.66
        (g) Class B Notes                                                                                 1.0000000   10,650,000.00
        (h) Class C Notes                                                                                 1.0000000   17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00

7. Principal Distribution                                                             Cost per $1000
                                                                                     ----------------
        (a) Class A-1 Notes                                                              0.00000000                            0.00
        (b) Class A-2 Notes                                                              0.00000000                            0.00
        (c) Class A-3 Notes                                                              0.00000000                            0.00
        (d) Class A-4 Notes                                                              0.00000000                            0.00
        (e) Class A-5 Notes                                                              0.00000000                            0.00
        (f) Class A-6 Notes                                                             56.82728734                    1,346,806.71
        (g) Class B Notes                                                                0.00000000                            0.00
        (h) Class C Notes                                                                0.00000000                            0.00
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

8. Principal Balance after giving effect to Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                               0.0000000            0.00
        (b) Class A-2 Notes                                                                               0.0000000            0.00
        (c) Class A-3 Notes                                                                               0.0000000            0.00
        (d) Class A-4 Notes                                                                               0.0000000            0.00
        (e) Class A-5 Notes                                                                               0.0000000            0.00
        (f) Class A-6 Notes                                                                               0.0396398      939,463.95
        (g) Class B Notes                                                                                 1.0000000   10,650,000.00
        (h) Class C Notes                                                                                 1.0000000   17,312,029.25


                 POOL DATA
--------------------------------------------
                                                                                                      Aggregate
                                                                                No. of Contracts   Principal Balance
                                                                                ----------------   -----------------
1.   Pool Stated Principal Balance as of                  5/31/2003                  1,113            28,901,493.20

2.   Delinquency Information                                                                                            % Delinquent

              (a) 31-59 Days                                                           14                368,952.87           1.277%
              (b) 60-89 Days                                                           5                  65,344.34           0.226%
              (c) 90-119 Days                                                          5                 114,092.92           0.395%
              (d) 120 Days +                                                           0                       0.00           0.000%

3.   Contracts Repossessed during the Due Period                                       0                       0.00

4.   Current Repossession Inventory                                                    1                  26,127.06

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                      2                   9,220.69
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        15,691.67
                                                                                                       -------------
       Total Aggregate Net Losses for the preceding Collection Period                                                      -6,470.98

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        166,301.78

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                587                               5,260,737.67

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                              8.947%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               102.608


             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                               1.461%
    (b) Delinquency Percentage Trigger in effect?                                     No

2.  (a) Average Net Loss Ratio                                           -0.020%
    (b) Net Loss Ratio Trigger in effect?                                             No
    (c) Net Loss Ratio (Using Ending Pool Balance)                       -0.072%

3.  (a) Servicer Replacement Percentage                                  -0.014%
    (b) Servicer Replacement Trigger in effect?                                       NO


               MISCELLANEOUS
--------------------------------------------

1.    Monthly Servicing Fees                                                                                              12,603.46

2.    Servicer Advances                                                                                                   11,493.17

3.   (a)  Opening Balance of the Reserve Account                                                                       5,325,240.59
     (b)  Deposits to the Reserve Account                                                               34,068.23
     (c)  Investment Earnings in the Reserve Account                                                     3,534.22
     (d)  Distribution from the Reserve Account                                                        (37,602.45)
     (e)  Ending Balance of the Reserve Account                                                                        5,325,240.59

4.   Specified Reserve Account Balance                                                                                 5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         1,664.05
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                                  2,235.00
     (c)  Investment Earnings in the Pay-Ahead Account                                                       1.11
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                                (1,029.49)
     (e)  Ending Balance in the Pay-Ahead Account                                                                          2,870.67
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